UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	October 22, 2002

LIBERATE TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26565	94-3245315
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2 Circle Star Way, San Carlos, California	94070-6200
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code:	(650) 701-4000

(Former Name or Former Address, if Changed Since Last Report.)

Item 5.           Other Events

Following Liberate Technologies’ recent announcement that it would delay the filing of its 10-Q for the period ended August 31, 2002, the company announced on October 22, 2002 that it had received on that day a Nasdaq Staff Determination indicating that it does not comply with the timely filing requirements for continued listing set forth in Marketplace Rule 4310(c)(14), and that its securities are therefore subject to delisting from the Nasdaq National Market.  As the next step in the process, Liberate will be requesting a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination.  There can be no assurance that the Panel will grant Liberate’s request for continued listing.  Pending the results of this hearing, Liberate’s stock ticker symbol became “LBRTE” starting as of Thursday, October 24, 2002, reflecting the Nasdaq convention for companies making delayed public filings.

                Liberate’s press release dated October 22, 2002 regarding these events is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 7.    Exhibits

Exhibit
Number	Description

99.1	Press release, dated October 22, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATE TECHNOLOGIES

Date: October 25, 2002	By:	/s/ MITCHELL E. KERTZMAN
	Name:	Mitchell E. Kertzman
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release, dated October 22, 2002.